EXHIBIT 12


(EUR millions)                                    Six months ended June 30                    Year ended December 31
                                                       2000        1999        1999        1998        1997        1996       1995
                                                  ------------------------    ------------------------------------------------------
Earnings:

 Operating Profit Before Taxes                         2,515       2,190       4,250       2,898       2,626       2,175      1,743

Add: Fixed Charges
 Other Interest                                        2,414       2,009       3,902       3,014       2,981       2,317      2,179
                                                      ------      ------      ------      ------      ------      ------     ------
 Total Fixed Charges excl. Interest on Deposits(1)     2,414       2,009       3,902       3,014       2,981       2,317      2,179

 Interest on Deposits                                 10,189       8,482      16,473      15,422      11,520       9,959      9,648
                                                      ------      ------      ------      ------      ------      ------     ------
 Total Fixed Charges incl. Interest on Deposits(1)    12,603      10,491      20,375      18,436      14,501      12,276     11,827

 Earnings plus Fixed Charges
   excl. Interest on Deposits(1)                       4,929       4,199       8,152       5,912       5,607       4,492      3,922

 Earnings plus Fixed Charges
   incl. Interest on Deposits(1)                      15,118      12,681      24,625      21,334      17,127      14,451     13,570

 Earnings to Fixed Charges
   excl. Interest on Deposits(1)                        2.04        2.09        2.09        1.96        1.88        1.94       1.80
   incl. Interest on Deposits(1)                        1.20        1.21        1.21        1.16        1.18        1.18       1.15


---------
(1) Deposits include Banks and Total customer accounts. See the Consolidated Financial Statements incorporated by reference herein.